As filed with the Securities and Exchange Commission on November   , 2024.

Registration No. 333-[•]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

YIZHIHUI TECHNOLOGY ELDERLY CARE GROUP CO., LTD

(Exact name of Registrant as specified in its charter)

United Kingdom	8051	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

R.489 5 BRAYFORD SQUARE

LONDON ENGLAND UNITED KINGDOM

E1 0SG

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

HAIFENG HE

Chief Executive Officer

R.489 5 BRAYFORD SQUARE

LONDON ENGLAND UNITED KINGDOM E1 0SG

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

As filed with the Securities and Exchange Commission on November   , 2024.

Registration No. 333-[•]

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities nor may we accept offers to buy these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Ordinary Shares

We are offering 1,000,000 ordinary shares. This is the initial public offering of ordinary shares of YIZHIHUI TECHNOLOGY ELDERLY CARE GROUP CO., LTD. The offering price of our ordinary shares in this offering is expected to be $           per share. Prior to this offering, there has been no public market for our ordinary shares.

We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol “DYZH”. There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in “Risk Factors”.

We are an “emerging growth company” as defined under the U.S. federal securities laws and, as such, will be subject to reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Emerging Growth Company.” Investing in Yizhihui's common stock involves a high degree of risk. See “Risk Factors” commencing on page           .

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This Registration Statement may be incomplete or subject to change and has not yet been reviewed by SEC staff. The Company recognizes that it currently lacks the audited financial statements required for this form type. To remedy this, the Company is actively seeking a PCAOB auditor to conduct an audit of its financial statements for the relevant periods to be included. Furthermore, the Company is not permitted to sell any securities under this Registration Statement until it becomes effective, and no securities have been sold pursuant to this Registration Statement.

		PER SHARE		TOTAL
Initial public offering price	$		$
Underwriting discounts and commissions(1)	$		$
Proceeds, before expenses, to us	$		$
(1)	Does not include accountable and non-accountable expense allowance payable to underwriters. Please see the section of this prospectus entitled “Underwriting” for additional information regarding underwriter compensation.

As filed with the Securities and Exchange Commission on November   , 2024.

Registration No. 333-[•]

We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $[●], exclusive of the above commissions. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

Neither we nor any of the underwriters of this offering authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor any of the underwriters of this offering take responsibility for, nor can provide any assurance regarding the reliability of, any other information that others may provide to you.

This prospectus is an offer to sell only the shares offered herein, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our ordinary shares. This Registration Statement is subject to further changes prior to effectiveness. Shares offered under this Registration Statement may not be sold prior to effectiveness.

For investors outside the United States: Neither we nor any of the underwriters of this offering have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our ordinary shares and the distribution of this prospectus outside the United States.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

As filed with the Securities and Exchange Commission on November   , 2024.

Registration No. 333-[•]

As filed with the Securities and Exchange Commission on November   , 2024.

Registration No. 333-[•]

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares discussed under “Risk Factors” before deciding whether to buy our Ordinary Shares.

Overview of Our Company

We focus on providing modern smart elderly care platform research and development and integrated solutions for the elderly care industry, and realize home-based elderly care services through our smart elderly care response platform system. On this basis, by further optimizing our software platform, deeply integrating cutting-edge means such as the Internet, the Internet of Things, big data, and artificial intelligence, we have established a core software and hardware R&D team, and proposed the concept of "mutual assistance in elderly care" to build a mutual assistance elderly care platform. By integrating elderly care resources, demand factors, third-party service providers, government supervision, elderly people living at home and guardians, we have established a new full-domain mutual assistance elderly care platform for home-based elderly people with dynamic perception, risk perception, intelligent disposal, door-to-door service and service supervision in all time and space, all scenarios, and all periods, so that the elderly can get the best elderly care service guarantee at the lowest elderly care cost.

At the same time, the mutual-aid elderly care response platform system is logged in and used through self-developed hardware, computers, tablets, and mobile phones, realizing real-time intercommunication of platforms, equipment, services, and supervision, real-time data collection, service supervision, service response, and help handling, from the clothing, food, housing, and transportation of the elderly living at home, to emergency assistance for medical treatment and rescue, from real-time health data of the elderly living at home, automatic generation of health records, generation of elderly safety protection codes, to real-time detection of water, smoke, and gas leaks of the elderly living at home and automatic disposal, to active detection of sudden coma and falls of the elderly living at home, or the service recipients access the global mutual-aid elderly care service response system through the simplest methods such as telephone, voice, and pull ropes to obtain emergency assistance and life help services, solving the obstacles of elderly care. At the same time, the Yizhihui Mutual-aid Elderly Care Platform opens the supervision port to government management departments for free, providing digital information support for the whole process control.

Our Mission

Yizhihui Technology adheres to the core concept of "technological innovation, service innovation, quality innovation, social responsibility, and win-win cooperation" and is committed to becoming a benchmark enterprise in the smart elderly care platform industry. We firmly believe that only by continuous innovation can we remain invincible in the fierce market competition. We are committed to allowing all elderly people to obtain higher elderly care security with the lowest cost, allowing the elderly to enjoy the convenience and benefits of "nursing homes at home", so that every elderly person has a 24-hour electronic nanny behind him, so that every elderly person can obtain the highest elderly care service guarantee at the lowest elderly care cost, and so that every elderly person living at home can get elderly care services and relief services beyond the traditional nursing homes.

Our goals

1. To be the world's largest home-based elderly care service and assistance service platform;

2. To be the largest pre-hospital emergency system service provider;

3. To be the largest elderly care service platform;

4. To be the most complete home-based elderly care hardware integrator.

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Solutions and Products

Yizhihui Elderly Care creates a truly comprehensive service platform for the entire industry chain of smart home-based elderly care, connecting the upstream and downstream industry chains, integrating third-party resources, and introducing a regulatory mechanism to provide 7*24h all-round order-based mutual-aid elderly care services for the elderly, provide employment and entrepreneurship platforms for young groups, and provide diversified service entities for third-party merchants. The mutual-aid elderly care service response system is logged in and used through self-developed hardware, computers, tablets, and mobile phones to achieve real-time intercommunication between platforms, equipment, services, and supervision, real-time data collection, service supervision, service response, and help-seeking disposal, from the food, clothing, housing, and transportation of home-based elderly care services, to emergency assistance for medical treatment and help-seeking, from instant access to real-time health data of home-based elderly care, automatic generation of health records, generation of Yizhihui's first elderly safety protection code, to real-time detection of water, smoke, and gas for home-based elderly care and automatic disposal, to active detection of sudden coma and fall of home-based elderly care, or service recipients access the global mutual-aid elderly care service response system in the simplest way such as telephone, voice, and pull rope.

The elderly care service response platform introduces third-party service providers to provide more than 300 life services for the elderly in the region, including housekeeping services, medical care, bathing assistance, agency services, etc., to meet the diversified needs of the elderly in their elderly care lives. At the same time, the Yizhihui elderly care platform opens the supervision port to the government management department for free, providing the region with: real-time monitoring of institutional elderly care, community elderly care, and home elderly care services, so as to supervise the elderly care in the entire region and provide digital information support for the whole process management and control, from the government's purchase of services for the bottom line and special groups, matching of service objects to door-to-door services, service processes, and service evaluations. Full-process monitoring and event archiving ensure the authenticity of service purchase and service execution.

Yizhihui's elderly care emergency rescue realizes the linkage effect of different ways of seeking help, multiple devices, and response platforms, as well as active alarms on the device side, alarm prompts on the family side, and alarms on the large screen of the response center. Through Yizhihui's whole-house life presence perception system, it cross-monitors and evaluates the life presence of the elderly, responds to personnel verification by phone, and rescue personnel verify on-site. After the situation is verified, timely on-site rescue is carried out to obtain golden rescue time for rescue and improve the efficiency of pre-hospital emergency rescue. It is the completion and extension of the pre-hospital emergency rescue system, and has built a complete home-based elderly care door-to-door service guarantee system.

Product Technology

Internet of Things Technology:

We connect various smart devices to achieve information interaction and collaborative work between devices. Through the Internet of Things technology, the elderly can remotely control the smart devices at home, and at the same time, their family members and elderly care service agencies can understand the living conditions of the elderly in real time.

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Artificial Intelligence:

The application of artificial intelligence in the field of smart elderly care covers many aspects such as health management, life care, emotional companionship, medical assistance, service management and emergency response, providing more comprehensive, convenient and efficient elderly care services for the elderly.

5G communication technology:

With the characteristics of high speed, low latency and large capacity, it provides more stable and fast network support for the smart elderly care platform. 5G technology can realize functions such as high-definition video calls and telemedicine, allowing the elderly to enjoy high-quality medical services at home.

Cloud computing technology:

Provide powerful computing and storage capabilities for the smart elderly care platform to ensure the stable operation of the platform and the security and reliability of data. Elderly care service agencies can store data in the cloud and access and manage it anytime and anywhere. At the same time, they can also analyze and process large amounts of data through cloud computing technology.

Production and quality control process

1. R&D and design

Demand research: Understand the elderly care needs and pain points of the elderly through market research, questionnaires, etc.

System design: Based on the survey results, design a smart elderly care service system, including hardware equipment (such as emergency call devices, safe guard codes, etc.) and software platforms.

Technical research and development: Establish a professional R&D team to carry out software and hardware research and development work to ensure the advancement and practicality of technology.

2. Production and manufacturing

Supplier selection: Cooperate with high-quality hardware manufacturers to ensure the quality and performance of production equipment.

Production monitoring: During the production process, implement strict quality monitoring measures to ensure that the products meet the design requirements and quality standards.

Testing and verification: Conduct comprehensive functional testing and performance verification of the produced hardware equipment to ensure its stability and reliability.

3. Quality control

Establish a quality management system: Develop detailed quality management processes and standards, covering every link from raw material procurement to finished product delivery.

Quality inspection: Set up a special quality inspection department to conduct regular or irregular quality inspections on products to ensure the stability and consistency of product quality.

Continuous improvement: According to market feedback and user needs, continuously optimize and improve products and services to improve user experience and satisfaction.

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2. Sales process

1. Market promotion

Brand promotion: Through a combination of online and offline methods, carry out brand promotion and promotion to improve brand awareness and reputation.

Channel expansion: Establish cooperative relationships with governments, communities, nursing homes, etc. to expand sales channels and service networks.

Event marketing: Organize various promotional activities and experience activities to attract potential customers to pay attention to and experience product services.

2. Customer service

Pre-sales consultation: Provide customers with professional pre-sales consulting services, answer customer questions, and help customers choose appropriate products and service solutions.

After-sales service: Establish a complete after-sales service system to provide customers with timely and professional after-sales service support and solve problems and difficulties encountered by customers during use.

Customer relationship management: Manage and analyze customer information through tools such as CRM systems to improve customer satisfaction and loyalty.

3. Data analysis and optimization

Data collection: Collect various types of data generated during the sales process, such as customer information, sales records, market feedback, etc.

Data analysis: Use data analysis tools and methods to conduct in-depth analysis and mining of collected data to discover market trends and changes in customer needs.

Strategy adjustment: According to the results of data analysis, timely adjust sales strategies and marketing plans, optimize product and service quality, and improve market competitiveness.

Core technologies

Yizhihui Elderly Care Platform has a number of core technologies, including emergency rescue response technology, life presence perception system, health monitoring and management, life services and convenient interaction, information and intelligent construction technology, and mutual assistance elderly care platform.

1. Emergency rescue response technology

Emergency call system:

The system integrates emergency help buttons, voice, and pull ropes. When the elderly encounter emergencies, they only need to press one button (voice, button, pull rope) to access emergency contacts and call response centers, implement emergency rescue, and strive for golden rescue time. This rapid response mechanism is crucial to protecting the lives of the elderly.

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2. Life presence perception system

Through the smart devices installed in the elderly’s homes, cross-monitoring and evaluation analysis can monitor the elderly’s vital signs in real time, such as heart rate, breathing, etc. Once an abnormal situation is detected, the system will automatically alarm and notify relevant personnel to handle it. This technology provides additional safety for elderly people who live alone or have difficulty in moving.

3. Health monitoring and management technology

Smart health monitoring equipment:

Including blood pressure monitors, blood glucose meters, uric acid meters, etc. These devices can be linked with the platform to upload the elderly’s health data in real time. Family members and guardians can check the health status of the elderly at any time through the platform so that they can take appropriate measures in time.

4. Big data analysis and risk warning

The platform uses big data technology to analyze the health data of the elderly, predict potential health risks, and issue warnings in advance. This helps the elderly and their families to prepare for the response in advance and reduce the risk of accidents.

5. Life service and convenient interactive technology

Home-based elderly care service call:

Through smart terminals, mini-programs, smart devices, etc., it not only has emergency call functions, but also integrates life service demand response functions. The elderly can get life services such as buying groceries, shopping, and door-to-door delivery through smart terminals, mini-programs, phones, etc. with one click (button, voice), which greatly facilitates the lives of the elderly.

Aging-friendly product design:

The platform pays attention to the aging-friendly design of the product to ensure that all operations are simple and convenient for the elderly. For example, the layout of the buttons on the pager is reasonable, and the font is clear and easy to read, which makes it convenient for the elderly to quickly find the required functions.

6. Information and intelligent construction technology

Cloud computing and artificial intelligence:

The platform is built on cloud computing and artificial intelligence technology to achieve efficient data processing and intelligent analysis. Through machine learning algorithms, the platform can continuously optimize service processes and service quality to improve user experience.

Information construction:

The platform has established a complete information construction system, including data collection, storage, transmission and application. This helps to achieve full tracking and supervision of elderly care services and ensure service quality and safety.

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7. Mutual assistance elderly care and resource sharing technology

Mutual assistance elderly care model:

The platform innovatively proposed the concept of "mutual assistance elderly care" and encouraged all social forces to participate in elderly care services. By integrating social resources and sharing high-quality elderly care service resources, the platform has achieved comprehensive coverage and effective supply of elderly care services.

Government supervision port:

The platform has a government supervision port, through which government departments can conduct real-time supervision and management of elderly care services. This helps to ensure the standardization and transparency of elderly care services and improve service quality and efficiency.

Intellectual Property

Our patents, copyrights, trademarks, trade secrets, domain names and other intellectual property are important to our business. We rely on intellectual property laws and contractual arrangements with our key employees and others to protect our intellectual property rights. Despite these measures, we cannot assure you that we will be able to prevent unauthorized use of our intellectual property, which would adversely affect our business. We continually review our research and development efforts to assess the existence and patentability of new intellectual property and we intend to pursue additional intellectual property protection to the extent we believe it would be beneficial and cost-effective.

As of the date of the prospectus, we own 12 registered software copyrights, 3 registered drawing copyrights, 7 registered trademarks and 4 registered domain names. Our patents and copyrights are focused on elderly care IT solutions and data processing. Our patents and copyrights are essential to our technology. Our trademarks and domains are critical to our reputation, brand recognition, and marketing activities.

Risk Factors Summary

Risks Related to Our Business

We have grown rapidly in recent years and have limited experience operating at our current scale of operations. If we are unable to manage our growth effectively, our brand, company culture and financial results may suffer.

We have limited sources of working capital and will need substantial additional financing.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We may not be able to protect and enforce our trademarks and trade names, or build name recognition in our markets of interest thereby harming our competitive position.

If we fail to maintain an effective quality control system, our business could be materially and adversely affected.

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Any lack of requisite approvals, licenses or permits applicable to our business operations may harm our business.

If we fail to maintain and enhance our brand, our business, prospects and results of operations may be materially and adversely affected.

If we are unable to maintain, train and build an effective international sales and marketing infrastructure, we will not be able to commercialize and grow our brand successfully.

Failure to comply with privacy laws and regulations and failure to adequately protect customer data could harm our business, damage our reputation and result in the loss of customers.

Our strategic investments or acquisitions may be unsuccessful.

We depend upon talented employees, including our senior management and IT specialists, to grow, operate and improve our business, and if we are unable to retain and motivate our personnel and attract new talent, we may not be able to grow effectively.

Employee misconduct is difficult to determine and detect and could harm our reputation and business.

Natural disasters, pandemics, epidemics, acts of war, terrorist attacks and other events could materially and adversely affect our business.

Under the strong supervision of the government, our business may be controlled.

Risks Related to the Offering and Our Ordinary Shares

The initial public offering price of our Ordinary Shares may not be indicative of the market price of our Ordinary Shares after this offering. In addition, an active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained, and our share price may be volatile.

There may not be an active, liquid trading market for our Ordinary Shares.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on a price appreciation of the Ordinary Shares for a return on your investment.

A sale or perceived sale of a substantial number of our Ordinary Shares may cause the price of our Ordinary Shares to decline.

There can be no assurance that we will not be a passive foreign investment company (“PFIC”) for United States federal income tax purposes for any taxable year, which could subject United States holders of our Ordinary Shares to significant adverse United States federal income tax consequences.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

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If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

The market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Implications of Being an Emerging Growth Company

Implications of Our Being an “Emerging Growth Company”

On September 9, 2022, the SEC adopted inflation adjustments mandated by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, an “emerging growth company” will lose its emerging growth company status on the last day of the fiscal year in which it has $1.235 billion or more in total. As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. “An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●     may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●     are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●     are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●     are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●     are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●     are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●     will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

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We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●     we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●     for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●     we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●     we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●     we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●     we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

●     the requirement that a majority of the board of directors consist of independent directors;

●     the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

●     the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●     the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

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Offerings

Below is a summary of the terms of the offering:

Issuer	YIZHIHUI TECHNOLOGY ELDERLY CARE GROUP CO., LTD

Securities Being Offered	Ordinary Shares, par value US$0.0001 per share

Offering Price	We expect that the initial public offering price will be US$5.00 per Ordinary Share.

Ordinary Shares Outstanding Immediately Before This Offering	Ordinary Shares

Ordinary Shares Outstanding Immediately After This Offering	Ordinary Shares (or Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full).

Voting Rights	Each Ordinary Share is entitled to one vote.

Use of Proceeds	We plan to use the net proceeds from this offering for (i) Product Promotion, (ii) product research and development, (iii) working capital, and (iv) operations team building.

Proposed Nasdaq Trading Symbol and Listing	DYZH

Lock-up	Our directors, executive officers, and shareholder who own 5% or more of the outstanding Ordinary Shares intended agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of 6 months commencing on the date of this prospectus. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See “Underwriting” for additional information.

Transfer Agent

Risk factors	See “Risk Factors” for a discussion of risks you should carefully consider before investing in our Ordinary Shares.

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RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business

We have grown rapidly in recent years and have limited experience operating at our current scale of operations. If we are unable to manage our growth effectively, our brand, company culture and financial results may suffer.

We have grown rapidly in the past year and our recent growth rates and financial results should not be considered indicators of our future performance. In order to effectively manage and leverage our growth, we must continue to expand our sales and marketing, focus on innovative product and website development, and upgrade our management information systems. Our continued growth has in the past and may in the future strain our existing resources and we may experience ongoing operational difficulties in managing our operations in numerous jurisdictions, including difficulties in recruiting, training and managing a dispersed and growing employee base. Failure to expand and maintain our company culture through growth may harm our future success, including our ability to retain and recruit personnel and to effectively focus on and pursue our corporate goals.

The industry is evolving rapidly and may not evolve as we expect. Even if our net sales continue to grow, our net sales growth rate may decline in the future due to a variety of factors, including macroeconomic factors, changes in supply and supply chain, changes in consumer preferences, increased competition and the maturation of our business. Accordingly, you should not rely on our net sales growth rates for any prior period as an indicator of our future performance. Our overall growth in net sales will depend on many factors, including our ability to:

1) price our products and services effectively so that we can attract new customers and expand our relationships with existing customers.

2) accurately forecast our net sales and plan our operating expenses.

3) compete successfully with other companies that are or may be entering our competitive market in the future and respond to developments in those competitors, such as pricing changes and the introduction of new products and services.

4) Complying with existing and new laws and regulations that apply to our business.

5) Successfully expanding into existing markets and entering new markets, including new geographic areas and categories.

6) The successful introduction of new products and enhancements to our products and services and their features, including in response to new trends or competitive dynamics or customer needs or preferences.

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7) Successfully identifying and acquiring or investing in businesses, products or technologies that we believe will complement or expand our business.

8) Avoiding disruptions or interruptions in the distribution of our products and services.

9) Providing quality support to our customers that meets their needs.

10) Hiring, integrating and retaining talented sales, customer service and other personnel.

11) Effectively managing the growth of our business, personnel and operations, including the opening of new showrooms.

12) Effectively managing the costs associated with our business and operations.

13) Maintaining and enhancing our reputation and brand value. Because of our limited history of operating our business at our current scale, it is difficult to assess our current operations and future prospects, including our ability to plan for and model future growth. Our limited operating experience at this scale, combined with the rapidly evolving nature of the markets in which we sell our products and services, the significant uncertainty about how these markets will develop and other economic factors beyond our control, reduces our ability to accurately forecast quarterly or annual revenues. Failure to effectively manage our future growth could adversely affect our business, financial condition and results of operations.

We have limited sources of working capital and will need substantial additional financing.

The working capital required to implement our business strategy will most likely be provided by funds obtained through offerings of our equity, debt, debt-linked securities, and/or equity-linked securities, and revenues generated by us. No assurance can be given that we will have revenues sufficient to sustain our operations or that we would be able to obtain equity/debt financing in the current economic environment. If we do not have sufficient working capital and are unable to generate sufficient revenues or raise additional funds, we may delay the completion of or significantly reduce the scope of our current business plan; postpone the hiring of new personnel; or, under certain dire financial circumstances, substantially curtail or cease our operations.

We may need to engage in capital-raising transactions in the near future. Such financing transactions may well cause substantial dilution to our shareholders and could involve the issuance of securities with rights senior to the outstanding shares. Our ability to complete additional financings is dependent on, among other things, the state of the capital markets at the time of any proposed offering, market reception of the Company and the likelihood of the success of its business model and offering terms. There is no assurance that we will be able to obtain any such additional capital through asset sales, equity or debt financing, or any combination thereof, on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our capital needs and to support our operations. If we do not obtain adequate capital on a timely basis and on satisfactory terms, our revenues and operations and the value of our Ordinary Shares and Ordinary Share equivalents would be materially negatively impacted and we may cease our operations.

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We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We rely on a wide portfolio of intellectual property to operate our businesses and we may not be able to effectively protect these intellectual property and proprietary rights against infringement, misappropriation or other violation, or efforts to safeguard our intellectual property may be costly.

We rely on a combination of trademark, copyright and trade secret protection laws in the U.S., the Cayman and other jurisdictions, as well as confidentiality procedures and contractual provisions, to protect our intellectual property rights. We enter into confidentiality agreements with our employees and any third parties who may access our proprietary information, and we rigorously control access to our technology and information. However, we cannot guarantee that we have entered into confidentiality agreements with each party that may have or have had access to our trade secrets or proprietary information. Such agreements may be breached by counterparties, who may disclose our proprietary information, including our trade secrets, or claim ownership in intellectual property that we believe is owned by us, and there may not be adequate remedies available to us for any such breach. In addition, we do not enter into intellectual property assignment agreements in the ordinary course and rely on the intellectual property rights we obtain from our employees by operation of law. The intellectual property rights we obtain by operation of law may not extend to all intellectual property rights developed by our employees and contractors and individuals not subject to invention assignment agreements may make adverse ownership claims to our current and future intellectual property rights. We therefore may not possess ownership rights in all intellectual property rights that we regard as our own or that are necessary for the conduct of our business.

Intellectual property protection may not be sufficient in the regions in which we operate. Our trademarks or other intellectual property rights may be challenged by others through administrative process or litigation, and our pending trademark applications may not be allowed. In addition, policing any unauthorized use of our intellectual property is difficult, time-consuming and costly, and the steps we have taken may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation and some courts in the U.S. and certain foreign jurisdictions are less willing or unwilling to protect trade secrets. Furthermore, it is often difficult to maintain and enforce intellectual property rights in the England. Statutory laws and regulations in the Cayman are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or the intellectual properties licensed from third parties, or to enforce our contractual rights in the Cayman and other jurisdictions we operate.

In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third parties, we would have no right to prevent them from using that technology or information to compete with us. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to protect and enforce our trademarks and trade names, or build name recognition in our markets of interest thereby harming our competitive position.

The registered or unregistered trademarks or trade names that we own may be challenged, infringed, circumvented, declared generic, lapsed or determined to be infringing on or dilutive of other marks. We may not be able to protect our rights in these trademarks and trade names, which we need in order to build name recognition. In addition, third parties have filed, and may in the future file, for registration of trademarks similar or identical to our trademarks, thereby impeding our ability to build brand identity and possibly leading to market confusion. If they succeed in registering or developing common law rights in such trademarks, and if we are not successful in challenging such rights, we may not be able to use these trademarks to develop brand recognition of our technologies, products or services. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. Further, we may in the future enter into agreements with owners of such third-party trade names or trademarks to avoid potential trademark litigation which may limit our ability to use our trade names or trademarks in certain fields of business.

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If we fail to maintain an effective quality control system, our business could be materially and adversely affected.

We place great emphasis on product quality and adhere to stringent quality control measures and have obtained quality control certifications for our products. To meet our customers’ requirements and expectations for the quality and safety of our products, we have adopted a stringent quality control system to ensure that every step of the production process is strictly monitored and managed. Failure to maintain an effective quality control system or to obtain or renew our quality standards certifications may result in a decrease in demand for our products or cancellation or loss of purchase orders from our customers. Moreover, our reputation could be impaired. As a result, our business and results of operations could be materially and adversely affected.

Any lack of requisite approvals, licenses or permits applicable to our business operations may harm our business.

We may not be able to obtain all the licenses and approvals that may be deemed necessary to operate our business. Because we operate in multiple jurisdictions, the relevant laws and regulations, as well as their interpretations, could be different from the U.S. This can make it difficult to know which licenses and approvals are necessary, or the processes for obtaining them. For these same reasons, we also cannot be certain that we will be able to maintain the licenses and approvals that we have previously obtained, or that once they expire we will be able to renew them. We cannot be sure that our interpretations of the rules and their exemptions have always been or will be consistent with those of the local regulators.

As we expand our businesses, we may be required to obtain new licenses and will be subject to additional laws and regulations in the markets we plan to operate in. If we fail to obtain, maintain or renew any required licenses or approvals or make any necessary filings or are found to require licenses or approvals that we believed were not necessary or we were exempted from obtaining, we may be subject to various penalties, such as confiscation of the revenues or assets that were generated through the unlicensed business activities, imposition of fines, suspension or cancelation of the applicable license, written reprimands, termination of third-party arrangements, criminal prosecution and the discontinuation or restriction of our operations. Any such penalties may disrupt our business operations and materially and adversely affect our business, financial condition and results of operations.

If we fail to maintain and enhance our brand, our business, prospects and results of operations may be materially and adversely affected.

We believe that maintaining and enhancing our brand is significantly important to the success of our business. A well-recognized brand is critical to increasing the number of buyers and sellers and the level of their engagement and, in turn, enhancing the attractiveness of our products and services to them. Despite conducting a number of brand promotion and recognition activities from time to time, we cannot assure you that these activities will be successful in the future or that we will be able to achieve the brand promotion effects that we expect. In addition, our competitors may increase the intensity of their marketing campaigns, which may force us to increase our advertising spend to maintain our brand awareness. If our brand is harmed or we are forced to increase our marketing expenses, our business, prospects, financial condition and results of operations could be materially and adversely affected.

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If we are unable to maintain, train and build an effective international sales and marketing infrastructure, we will not be able to commercialize and grow our brand successfully.

As we grow, we may not be able to secure sales personnel or organizations that are adequate in number or expertise to successfully market and sell our brand and products on a global scale. We presently rely on individual independent sales representatives and an in-house sales team to market and sell our products. If we are unable to expand our sales and marketing capability, train our sales force effectively or provide any other capabilities necessary to commercialize our brand internationally, we will need to contract with third parties to market and sell our brand, which will be an additional expense. If we are unable to establish and maintain compliant and adequate sales and marketing capabilities, we may not be able to increase our revenue, may generate increased expenses, and may not continue to be profitable.

Failure to comply with privacy laws and regulations and failure to adequately protect customer data could harm our business, damage our reputation and result in the loss of customers.

Federal and state regulations may govern the collection, use, sharing and security of data that we receive from our customers. In addition, we have and post on our website our own privacy policies and practices concerning the collection, use and disclosure of customer data. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, U.S. Federal Trade Commission requirements or other federal, state or international privacy-related laws and regulations could result in proceedings or actions against us by governmental entities or others, which could potentially harm our business. Further, failure or perceived failure to comply with our policies or applicable requirements related to the collection, use or security of personal information or other privacy-related matters could damage our reputation and result in a loss of customers. The regulatory framework for privacy issues is currently evolving and is likely to remain uncertain for the foreseeable future.

Our strategic investments or acquisitions may be unsuccessful.

We may acquire other assets, technologies, products and businesses that are complementary to our existing business or otherwise. We may also enter into strategic partnerships or cooperation agreements with other businesses to expand our marketplace. Negotiating these transactions can be time-consuming, challenging and expensive, and our ability to close these transactions may often be subject to regulatory approvals that are beyond our control. In addition, investments and acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, significant amortization expenses related to intangible assets, significant diversion of management attention and exposure to potential unknown liabilities of the acquired business. Moreover, the cost of identifying and consummating investments and acquisitions and integrating the acquired businesses into ours may be significant, and the integration of acquired businesses may be disruptive to our existing business operations. Consequently, these transactions, even if undertaken and announced, may not close. For one or more of those transactions, we may issue additional equity securities that would dilute our shareholders’ ownership interest, use cash that we may need in the future to operate our business, incur debt on terms unfavorable to us or that we are unable to repay, incur expenses or substantial liabilities, encounter difficulties retaining key employees of the acquired company or integrating diverse software codes or business cultures, encounter difficulties in assimilating acquired operations, encounter diversion of management’s attention to other business concerns, and become subject to adverse tax consequences, substantial depreciation, impairment losses, or deferred compensation charges. If our investments and acquisitions are not successful, our business, financial condition, results of operations and prospects may be materially and adversely affected.

We depend upon talented employees, including our senior management and IT specialists, to grow, operate and improve our business, and if we are unable to retain and motivate our personnel and attract new talent, we may not be able to grow effectively.

Our success depends on our continued ability to identify, hire, develop, motivate and retain talented employees. Our ability to execute and manage our operations efficiently is dependent upon contributions from all of our employees. Competition for senior management and key IT personnel is intense, and the pool of qualified candidates is relatively limited. From time to time, some of our key personnel may choose to leave our company for various reasons, including personal career development plans or alternative compensation packages. An inability to retain the services of our key personnel or properly manage the working relationship among our management and employees may expose us to legal or administrative action or adverse publicity, which could adversely affect our reputation, business, prospects, financial condition and results of operations.

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Training new employees with no prior relevant experience could be time consuming and requires a significant amount of resources. We may also need to increase the compensation we pay to our employees from time to time in order to retain them. If competition in our industry intensifies, it may be increasingly difficult for us to hire, motivate and retain highly skilled personnel due to significant market demand. If we fail to attract additional highly skilled personnel or retain or motivate our existing personnel, we may be unable to pursue growth, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

Employee misconduct is difficult to determine and detect and could harm our reputation and business.

We face a risk that may arise out of our employees’ lack of knowledge or willful, negligent or involuntary violations of laws, rules and regulations or other misconduct. Misconduct by employees could involve, among other things, the improper use or disclosure of confidential information (including trade secrets), embezzlement or fraud, any of which could result in regulatory sanctions or fines imposed on us, as well as cause us serious reputational or financial harm. We have experienced fraudulent misconduct by employees in the past, which to date has not caused any material harm to our business. However, any such further misconduct in the future may result in unknown and unmanaged risks and losses. We have internal audit, security and other procedures in place that are designed to monitor our employees’ conduct. However, despite these controls and procedures there can be no assurance that we will discover employee misconduct in a timely and effective manner, if at all. It is not always possible to guard against employee misconduct and ensure full compliance with our risk management and information policies. The direct and indirect costs of employee misconduct can be substantial, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

Natural disasters, pandemics, epidemics, acts of war, terrorist attacks and other events could materially and adversely affect our business.

Severe weather conditions and other natural or man-made disasters, including storms, floods, fires, earthquakes, epidemics, pandemics, conflicts, unrest, or terrorist attacks, may disrupt our business and result in decreased revenues. Customers may reduce their demand for logistics services or shipments, or our costs to operate our business may increase, either of which could have a material adverse effect on us. Any such event affecting one of our major facilities could result in a significant interruption in or disruption of our business, financial condition and results of operations.

Under the strong supervision of the government, our business may be controlled.

The Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

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Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

Risks Related to the Offering and Our Ordinary Shares

The initial public offering price of our Ordinary Shares may not be indicative of the market price of our Ordinary Shares after this offering. In addition, an active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained, and our share price may be volatile.

Prior to the completion of this offering, our Ordinary Shares were not traded on any market. Any active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained after this offering. Active, liquid and orderly trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. The market price of our Ordinary Shares could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our Ordinary Shares, you could lose a substantial part or all of your investment in our Ordinary Shares. The initial public offering price will be determined by us, based on numerous factors and may not be indicative of the market price of our Ordinary Shares after this offering. Consequently, you may not be able to sell our Ordinary Shares at a price equal to or greater than the price paid by you in this offering.

The following factors could affect our share price:

• our operating and financial performance;

• quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;

• the public reaction to our press releases, our other public announcements and our filings with the SEC;

• strategic actions by our competitors;

• changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;

• speculation in the press or investment community;

• the failure of research analysts to cover our Ordinary Shares;

• sales of our Ordinary Shares by us or other shareholders, or the perception that such sales may occur;

• changes in accounting principles, policies, guidance, interpretations or standards;

• additions or departures of key management personnel;

• actions by our shareholders;

• domestic and international economic, legal and regulatory factors unrelated to our performance; and

• the realization of any risks described under this “Risk Factors” section.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Ordinary Shares. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, diver our management’s attention and resources and harm our business, operating results and financial condition.

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There may not be an active, liquid trading market for our Ordinary Shares.

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. An active trading market for our Ordinary Shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The initial public offering price was determined by negotiations between us and our advisors based upon a number of factors. The initial public offering price may not be indicative of prices that will prevail in the trading market.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on a price appreciation of the Ordinary Shares for a return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Ordinary Shares as a source for any future dividend income.

A sale or perceived sale of a substantial number of our Ordinary Shares may cause the price of our Ordinary Shares to decline.

If our shareholders sell substantial amounts of our Ordinary Shares in the public market, the market price of our Ordinary Shares could fall. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our Ordinary Shares. These sales also make it more difficult for us to sell equity-related securities in the future at a time and price that we deem reasonable or appropriate.

There can be no assurance that we will not be a passive foreign investment company (“PFIC”) for United States federal income tax purposes for any taxable year, which could subject United States holders of our Ordinary Shares to significant adverse United States federal income tax consequences.

A non-United States corporation will be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year if either (i) at least 75% of its gross income for such taxable year is passive income or (ii) at least 50% of the value of its assets (based on average of the quarterly values of the assets) during such year is attributable to assets that that produce or are held for the production of passive income. Based on the current and anticipated value of our assets and the composition of our income assets, we do not expect to be a PFIC for United States federal income tax purposes for our current taxable year ended December 31, 2021 or in the foreseeable future. However, the determination of whether or not we are a PFIC according to the PFIC rules is made on an annual basis and depend on the composition of our income and assets and the value of our assets from time to time. Therefore, changes in the composition of our income or assets or value of our assets may cause us to become a PFIC. The determination of the value of our assets (including goodwill not reflected on our balance sheet) may be based, in part, on the quarterly market value of Ordinary Shares, which is subject to change and may be volatile.

The classification of certain of our income as active or passive, and certain of our assets as producing active or passive income, and hence whether we are or will become a PFIC, depends on the interpretation of certain United States Treasury Regulations as well as certain IRS guidance relating to the classification of assets as producing active or passive income. Such regulations guidance is potentially subject to different interpretations. If due to different interpretations of such regulations and guidance the percentage of our passive income or the percentage of our assets treated as producing passive income increases, we may be a PFIC in one of more taxable years.

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If we are a PFIC for any taxable year during which a United States person holds Ordinary Shares, certain adverse United States federal income tax consequences could apply to such United States person.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are classified as an “emerging growth company” under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) provide certain disclosure regarding executive compensation required of larger public companies, or (iv) hold nonbinding advisory votes on executive compensation. We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.235 billion of revenues in a fiscal year, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

To the extent that we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our Ordinary Shares to be less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to file a report by our management on our internal control over financial reporting, including an attention report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. The presence of material weakness in internal control over financial reporting could result in financial statement errors, which, in turn, could lead to error our financial reports and/or delays in our financial reporting, which could require us to restate our operating results. We might not identify one or more material weaknesses in our internal controls in connection with evaluating our compliance with Section 404 of the Sarbanes-Oxley Act. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting. We will need to expend significant resources and provide significant management oversight. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors and employees, entail substantial costs in order to modify our existing accounting systems, take a significant period of time to complete and divert management’s attention from other business concerns. These changes may not, however, be effective in maintaining the adequacy of our internal control.

If we are unable to conclude that we have effective internal controls over financial reporting, investors may lose confidence in our operating results, the price of the Ordinary Shares could decline and we may be subject to litigation or regulatory enforcement actions. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, the Ordinary Shares may not be able to remain listed on the exchange.

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Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by the Public Company Accounting Oversight Board (“PCAOB”), an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our public offering will be relatively small, and our company’s insiders will hold a large portion of the company’s listed securities. Nasdaq might apply the additional and more stringent criteria for our initial and continued listing, which might cause delay or even denial of our listing application.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market does not list our securities or subsequently delists our securities from trading, we could face significant consequences, including:

●     limited availability for market quotations for our securities;

●     reduced liquidity with respect to our securities;

●     a determination that our Ordinary Share is a “penny stock,” which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Share;

●     limited amount of news and analyst coverage; and

●     a decreased ability to issue additional securities or obtain additional financing in the future.

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The market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The public offering price for our ordinary shares will be determined through negotiations between the underwriters and us and may vary from the market price of our ordinary shares following our public offering. If you purchase our ordinary shares in our public offering, you may not be able to resell those shares at or above the public offering price. We cannot assure you that the public offering price of our ordinary shares, or the market price following our public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our public offering. The market price of our ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●     actual or anticipated fluctuations in our revenue and other operating results;

●     the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●     actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●     announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic relationships, joint ventures, or capital commitments;

●     price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●     lawsuits threatened or filed against us; and

●     other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

●     In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. In the event that we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value. As of the date of this Prospectus, Management has not determined the types of businesses that the Company will target or the terms of any potential acquisition.

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We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the SEC and the Nasdaq Capital Market require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. In the event that we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our ordinary shares could decline.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

●	our future financial performance, including our expectations regarding our revenue, cost of revenue, operating expenses, including capital expenditures related to asset-intensive offerings, our ability to determine reserves and our ability to achieve and maintain future profitability;
●	our ability to develop and market new products;
●	the continued market acceptance of our products;
●	the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;
●	our ability to manage operations-related risk;
●	our expectations and management of future growth;
●	our expectations concerning relationships with third parties;
●	our ability to maintain, protect and enhance our intellectual property;
●	our ability to successfully acquire and integrate companies and assets;
●	the increased expenses associated with being a public company；
●	exposure to product liability and defect claims;
●	protection of our intellectual property rights;
●	changes in the laws that affect our operations；
●	inflation and fluctuations in foreign currency exchange rates;
●	our ability to obtain all necessary government
●	certifications, approvals, and/or licenses to conduct our business;
●	continued development of a public trading market for our securities;
●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;
●	managing our growth effectively;
●	fluctuations in operating results;
●	dependence on our senior management and key employees; and
●	other factors set forth under “Risk Factors.”

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

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You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $           million after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us and based upon an assumed initial offering price of $5.00 per ordinary share (excluding any exercise of the underwriters’ over-allotment option).

A $           increase (decrease) in the assumed initial public offering price of $           per share would increase (decrease) the net proceeds to us from this offering by approximately $           million, after deducting the estimated underwriting discounts and commissions and estimated aggregate offering expenses payable by us and assuming no change to the number of ordinary share offered by us as set forth on the cover page of this prospectus, provided, however, that in no case would we decrease the initial public offering price to less than $4.00 per share.

Description of Use	Estimated Amount of Net Proceeds (US $)	Percentage

Product Promotion		60%

R&D on new products		15%

Working capital, operating expenses and other general corporate purposes		20%

Operations team building		5%

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future.

We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business.

Any future determination to pay dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

From time to time, we may also enter into other loan or credit agreements or similar borrowing arrangements that may further restrict our ability to declare or pay dividends on our common stock. Our board of directors will have sole discretion in making any future determination to pay dividends, subject to applicable laws, taking into account, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management discussion and analysis of financial condition and results of operations contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. We assume no obligation to update forward-looking statements or the risk factors. You should read the following discussion in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

Overview of Our Company

We focus on providing modern smart elderly care platform research and development and integrated solutions for the elderly care industry, and realize home-based elderly care services through our smart elderly care response platform system. On this basis, by further optimizing our software platform, deeply integrating cutting-edge means such as the Internet, the Internet of Things, big data, and artificial intelligence, we have established a core software and hardware R&D team, and proposed the concept of "mutual assistance in elderly care" to build a mutual assistance elderly care platform. By integrating elderly care resources, demand factors, third-party service providers, government supervision, elderly people living at home and guardians, we have established a new full-domain mutual assistance elderly care platform for home-based elderly people with dynamic perception, risk perception, intelligent disposal, door-to-door service and service supervision in all time and space, all scenarios, and all periods, so that the elderly can get the best elderly care service guarantee at the lowest elderly care cost.

At the same time, the mutual-aid elderly care response platform system is logged in and used through self-developed hardware, computers, tablets, and mobile phones, realizing real-time intercommunication of platforms, equipment, services, and supervision, real-time data collection, service supervision, service response, and help handling, from the clothing, food, housing, and transportation of the elderly living at home, to emergency assistance for medical treatment and rescue, from real-time health data of the elderly living at home, automatic generation of health records, generation of elderly safety protection codes, to real-time detection of water, smoke, and gas leaks of the elderly living at home and automatic disposal, to active detection of sudden coma and falls of the elderly living at home, or the service recipients access the global mutual-aid elderly care service response system through the simplest methods such as telephone, voice, and pull ropes to obtain emergency assistance and life help services, solving the obstacles of elderly care. At the same time, the Yizhihui Mutual-aid Elderly Care Platform opens the supervision port to government management departments for free, providing digital information support for the whole process control.

Management's analysis of the company's business situation

YIZHIHUI TECHNOLOGY ELDERLY CARE GROUP CO., LTD is a company that focuses on key business areas such as smart elderly care software development, platform development, and artificial intelligence applications. It has a top R&D team and the technical strength of a mutual-aid elderly care management system that integrates self-developed customized hardware and platforms. It has more than 30 intellectual property rights and innovative achievements. With technological innovation as its core competitiveness, as the R&D operator of China's global mutual-aid elderly care platform, it integrates elderly care resources and elderly care participants through technologies such as the Internet, the Internet of Things, big data, cloud computing, and artificial intelligence. It is committed to empowering elderly care through technology, solving the elderly care service security problem for the elderly around the world, and enabling every elderly person to obtain the highest elderly care service security at the lowest elderly care cost.

Smart elderly care has become an important path to solving the elderly care problem. The number of elderly care populations continues to grow, and elderly care needs continue to diversify. Smart elderly care is gradually being accepted by the elderly and has become a key solution to the elderly care problem.

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1. Market positioning:

Yizhihui Mutual Aid Elderly Care Platform is oriented to the enterprise side, integrating high-quality resources in the elderly care market, elderly care participants, third-party service providers, etc., so that people living at home can get emergency assistance and life services with one click, covering more than 300 life services, meeting diversified needs, achieving service satisfaction for demand groups, and realizing diversified service entities of service providers, providing a platform for entrepreneurs, realizing the co-construction and sharing of the platform, and achieving mutual benefit and win-win results for all parties.

2. Competitive advantages:

Deeply integrating cutting-edge technologies such as the Internet, the Internet of Things, big data, and artificial intelligence, it pioneered the concept of full-domain mutual aid elderly care, created the first smart mutual aid elderly care platform in China, integrated elderly care resources and elderly care participants, realized a closed loop of service response, service supervision, and service guarantee, and created a truly comprehensive service platform for the entire home-based elderly care industry chain. Connecting the upstream and downstream industrial chains, the Yizhihui mutual-aid elderly care platform empowers and integrates third-party resources to provide more service entities for merchants, provide all-round order-based mutual-aid elderly care services for the elderly, provide employment and entrepreneurship platforms for young groups, and provide high-quality, low-cost, intimate, door-to-door, healthy and safe consumption for the elderly. Free installation of emergency assistance devices, online health detection devices and other types of equipment such as security and life presence sensing are installed on demand to ensure that the elderly at home can get corresponding assistance within 10 minutes with a one-click call in the event of an emergency, and respond without gaps 24 hours a day.

The Yizhihui mutual-aid elderly care emergency assistance system is an important part of Yizhihui Technology's proprietary technology and service system. From emergency response, assistance implementation, and service supervision, the entire process ensures that one-click assistance will arrive in 10 minutes, providing complete emergency assistance services for home-based elderly care. The unique and complete emergency assistance system is the perfection and extension of the national pre-hospital emergency system, and is a supplement to the 15-minute elderly care life service circle, truly realizing the provision of home-based elderly care service guarantees.

3. Platform model innovation

Compared with traditional smart elderly care, it drives multi-party participation in elderly care, achieves mutual benefit and win-win results for multi-party participation by optimizing resource allocation, and has strong market competitiveness. Compared with other elderly care platforms, it provides free supervision ports for government agencies to supervise and provides digital monitoring and analysis of the entire process.

4. Risks and challenges

With the acceleration of technological changes, the company invests in R&D funds to maintain the advancement and competitiveness of technology. At the same time, data security and technical failures are also potential risks. Once data is leaked or the system is paralyzed, it will have a serious impact on the company. With the continuous expansion of the elderly care market and fierce competition in the industry, the company needs to continuously improve its core competitiveness to cope with the competitive pressure from its peers. The government's support and supervision of the elderly care industry are constantly changing. Pay close attention to policy trends, adjust business strategies in a timely manner, and adapt to policy requirements.

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INDUSTRY

The following discussion contains projections for future growth, including, but not limited to, compound annual growth rate projections. Any projections of future growth used or calculated within this section may or may not occur; if occurred, any projections of future growth may or may not occur at the projected rates.

We believe that the sources of such information are appropriate, and we have taken reasonable care in extracting and reproducing such information. We have no reason to believe that such information is false or misleading in any material respect or that any fact has been omitted that would render such information false or misleading in any material respect. However, neither we nor any other party involved in this offering has independently verified such information, and neither we nor any other party involved in this offering makes any representation as to the accuracy or completeness of such information. Therefore, investors are cautioned not to place any undue reliance on the information, including statistics and estimates, set forth in this section or similar information included elsewhere in this prospectus.

Overview of the Elderly Care Service Industry

Elderly Care Service Industry Upstream:

Technology Research and Development:

Internet of Things Technology: Internet of Things is an important technical foundation for smart elderly care, which realizes real-time monitoring and data collection of the living status of the elderly through sensors, smart devices, etc. For example, smart bracelets and smart watches can monitor the elderly's heart rate, blood pressure and other health indicators; smart home devices such as smart door locks and smart lights can improve the convenience and safety of the elderly's life.

Cloud computing technology: Cloud computing provides powerful data storage and computing capabilities for smart elderly care platforms, and supports large-scale data processing and analysis. The elderly care platform can upload the collected data to the cloud for storage, analysis and processing to provide users with personalized services and suggestions.

Artificial Intelligence Technology: Artificial Intelligence is increasingly used in smart elderly care, such as smart voice assistants can help the elderly with daily operations and information inquiries; image recognition technology can be used for safety monitoring and behavior analysis of the elderly; machine learning algorithms can predict disease risks based on the elderly's health data and provide early warnings.

Big Data Technology: Big data analysis can help the elderly care platform understand the needs and behavior patterns of the elderly and optimize service content and quality. By analyzing a large number of elderly people's health data, living habits data, etc., the platform can discover potential health problems and formulate personalized elderly care service plans.

Hardware equipment production:

Wearable devices: including smart bracelets, smart watches, smart glasses, etc. These devices can monitor the physiological indicators of the elderly in real time, such as heart rate, blood pressure, blood sugar, etc., and transmit the data to the elderly care platform.

Smart home devices: such as smart speakers, smart lights, smart door locks, smart air conditioners, etc. These devices can facilitate the lives of the elderly and improve the safety and comfort of the home through voice control and remote control.

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Health monitoring equipment: including blood pressure monitors, blood glucose meters, electrocardiographs, etc. These devices can help the elderly monitor their own health at home and transmit data to the elderly care platform, which is convenient for doctors to conduct remote diagnosis and treatment.

Emergency rescue equipment: such as one-button alarms, smoke alarms, gas leak alarms, etc. These devices can issue alarms in time when the elderly encounter emergencies, notify family members or elderly care platforms, and ensure the safety of the elderly.

Elderly Care Service Industry:

Platform construction and operation:

Platform software development: Develop software systems for smart elderly care service platforms, including user management, health monitoring, service scheduling, data analysis and other functional modules. The platform needs to have a good user experience and ease of use, so that it is convenient for the elderly and their families to use.

Data collection and integration: collect the elderly's health data, life data, etc. through IoT devices, wearable devices, etc., and integrate these data into the platform. The platform needs to clean, analyze and process the data to provide users with personalized services and suggestions.

Service provision and management: provide various elderly care services according to the needs and health status of the elderly, such as home care, housekeeping services, health consultation, telemedicine, etc. The platform needs to manage and supervise the services to ensure the quality and safety of the services.

Cooperation and expansion: establish cooperative relationships with medical institutions, community service centers, elderly care institutions, etc., and expand the scope and content of services. The platform can cooperate with medical institutions to carry out telemedicine services; cooperate with community service centers to provide day care, cultural entertainment and other services; cooperate with elderly care institutions to provide professional elderly care services.

Elderly Care Service Industry Downstream:

Application scenarios:

Home-based elderly care: provide home-based elderly care services such as home-based care, housekeeping services, and health monitoring for the elderly. Through IoT devices and smart elderly care service platforms, the elderly can enjoy professional elderly care services at home, improving their quality of life and sense of security.

Community elderly care: Establish elderly care service sites in the community to provide day care, cultural entertainment, rehabilitation care and other services. Community elderly care services are closely integrated with the smart elderly care service platform to achieve resource sharing and service collaboration.

Institutional elderly care: Cooperate with nursing homes, nursing homes and other institutions to provide professional elderly care services for the elderly. Institutional elderly care services are managed in an information-based manner through the smart elderly care service platform to improve service efficiency and quality.

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Elderly Care Service Industry User Groups:

Elderly: The main service objects of the smart elderly care service platform are the elderly, especially the elderly living alone, the elderly living in empty nests, the disabled and demented elderly, etc. The platform can provide personalized elderly care services according to the needs and health status of the elderly to meet the daily life and medical care needs of the elderly.

Family members: Family members are one of the important users of the smart elderly care service platform. Through the platform, family members can understand the health status and living conditions of the elderly in real time, make video calls and exchange information with the elderly, etc., which is convenient for family members to care and take care of the elderly.

Government and social organizations: Governments and social organizations are also users of the smart elderly care service platform. The government can use the platform to understand the distribution of the elderly population, health status, demand for elderly care services and other information, and formulate relevant policies and plans; social organizations can use the platform to carry out volunteer services, charity activities, etc. to provide more care and support for the elderly.

Elderly Care Service Industry Pain Points

1. Poor matching between technology and demand:

Low acceptance among the elderly: Although smart elderly care products continue to emerge, many elderly people have a low acceptance of new technologies and are unwilling or unable to use smart devices. For example, the design of some wearable devices does not fully consider the actual needs and operating habits of the elderly, resulting in the elderly not liking to wear them.

Product function and demand misalignment: Smart elderly care products on the market are mostly concentrated in functions such as voice calls for help and motion detection. The products are highly homogenized and fail to truly meet the core needs of the elderly, such as the accuracy of health monitoring and the timeliness of emergency assistance.

2. Insufficient data integration and sharing:

Serious data island phenomenon: The data of different elderly care institutions and enterprises are scattered, and there is a lack of unified standards and platforms for integration, which makes it impossible to effectively share and utilize data. This not only affects the efficiency and quality of elderly care services, but also restricts the development of the smart elderly care industry.

Data security risks: As the smart elderly care platform becomes more dependent on data, data security issues are becoming increasingly prominent. How to protect the personal privacy and data security of the elderly is an important issue that the smart elderly care platform needs to solve.

Imperfect service system: At present, the service system of the smart elderly care service platform has not been fully established, and there is a lack of unified service standards and specifications. This leads to uneven service quality and difficulty in meeting the diverse needs of the elderly.

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Unclear profit model: The construction and operation of the smart elderly care service platform requires a large amount of capital investment, but because the profit model is not clear, many platforms face the problem of profitability difficulties. This makes it difficult for the platform to continue to operate and develop.

3. Insufficient policy support and supervision:

Policy guidance is not clear enough: Although the government has introduced a series of policies to promote the development of the smart elderly care industry, the guiding role of the policy is not clear enough in the specific implementation process. For example, policies on the access standards and market supervision of smart elderly care products need to be further improved.

Insufficient supervision: The smart elderly care service platform involves important areas such as the health and safety of the elderly, but the current supervision of it is not enough. Some platforms have problems such as false propaganda and substandard service quality, which damage the rights and interests of the elderly.

4. Talent shortage and insufficient training:

Lack of professional talents: The development of the smart elderly care service platform requires a large number of talents with professional knowledge and skills, but there is currently a relative shortage of professional talents in this field. In particular, compound talents who understand both elderly care and technology are even more scarce.

Imperfect training system: The training system for practitioners of smart elderly care service platforms is not yet perfect, resulting in uneven professional quality and service levels of practitioners. This affects the overall service quality and user experience of the platform.

5. Unbalanced regional development:

Obvious urban-rural differences: The development of smart elderly care service platforms in urban areas is relatively fast, while smart elderly care services in rural areas are relatively lagging behind. Due to the limitations of economic conditions, infrastructure and other factors, it is difficult for the elderly in rural areas to enjoy high-quality smart elderly care services.

6. Insufficient capital investment:

High construction cost: The construction of smart elderly care service platforms requires a lot of capital investment, including the purchase of hardware equipment, software development, personnel training and other expenses. However, due to insufficient capital investment, many platforms cannot achieve large-scale operation and sustainable development.

7. Low social awareness:

Limited public understanding: As an emerging thing, the social awareness of smart elderly care service platforms is not high. Many elderly people and their families have limited understanding of the concept and advantages of smart elderly care, resulting in low trust in smart elderly care services. This affects the promotion and application of smart elderly care service platforms.

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Main reasons for consumers to purchase products and services

1. Consumers of the smart elderly care platform industry include governments, enterprises, institutions, individuals, non-profit organizations, etc. By introducing smart elderly care platforms, governments can digitally manage elderly care services and achieve optimal allocation and efficient use of resources. For example, by analyzing the data of the elderly population, the layout of elderly care facilities can be accurately planned; using intelligent monitoring equipment, the living conditions and health information of the elderly can be timely grasped, providing a basis for policy formulation and resource allocation, thereby improving the level of refinement of social governance. Population aging is a major problem facing the current society, and the government has the responsibility and obligation to provide good elderly care services for the elderly. Smart elderly care platforms can help the government expand the coverage of elderly care services, improve service efficiency and quality, and alleviate the social pressure caused by aging. For example, the construction of online platforms can allow more elderly people to enjoy convenient elderly care services, whether in cities or remote areas. Government support for the development of smart elderly care platforms can drive the development of related industries, such as information technology, health care, and elderly products. This can not only promote economic growth, but also create more employment opportunities and achieve dual economic and social benefits.

2. For companies engaged in elderly care services, information technology, health care and other fields, getting involved in the smart elderly care platform industry is an important direction for expanding business. By cooperating with the smart elderly care platform or independently developing related products and services, enterprises can enter new market areas and increase business diversity and revenue sources. The smart elderly care platform can provide enterprises with intelligent management tools and data analysis functions to help enterprises optimize business processes and improve operational efficiency. For example, elderly care institutions can use the platform's management system to achieve real-time updates and management of elderly information and improve work efficiency; medical companies can better provide telemedicine services to elderly patients through data sharing on the platform. In the context of increasingly fierce market competition, enterprises need to continue to innovate and enhance their competitiveness. The introduction of technologies and services related to the smart elderly care platform can make enterprises more advantageous in the elderly care service market and attract more customers.

3. Various elderly care institutions, medical institutions, community service centers, etc. can cooperate with the smart elderly care platform to obtain advanced technical means and service models to improve their service quality. For example, the platform's telemedicine function can be used to provide more timely and professional medical services to the elderly; and smart devices can be used to achieve safety monitoring and health management of the elderly. The smart elderly care platform can help institutions optimize the management of human, material, financial and other resources and improve the efficiency of resource use. For example, by rationally allocating beds, equipment, and personnel, we can ensure the maximum utilization of resources; at the same time, the data statistics and analysis function of the platform can also provide support for the decision-making of the institution. The service objects of the institution are mainly the elderly and their families. Through the smart elderly care platform, the institution can establish closer contact and interaction with users. For example, family members can use the platform to understand the living conditions and health status of the elderly in the institution at any time, communicate and feedback with the institution, and enhance the transparency and trust of the service.

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4. The elderly have different personality characteristics and needs. The smart elderly care platform can provide personalized service solutions according to the specific situation of each elderly. The one-stop service provided by the smart elderly care platform can make the life of the elderly more convenient. For example, the elderly can make appointments for housekeeping services, maintenance services, shopping, etc. through the platform, and solve various problems in daily life without going out; the remote control function of smart devices can also help the elderly easily operate home appliances. The elderly have a high demand for health and safety. The smart monitoring equipment of the smart elderly care platform can pay attention to the physical health status of the elderly in real time, such as heart rate, blood pressure, blood sugar and other indicators, and can issue an alarm and take corresponding measures in time if an abnormality occurs. At the same time, the emergency call function of the platform can also quickly seek help when the elderly are in danger.

5. Non-profit organizations usually aim to serve the society and help disadvantaged groups. Smart elderly care platforms can help them better achieve public welfare goals. For example, the platform can provide free or low-cost elderly care services to poor elderly people; volunteers can be organized to carry out various caring activities for the elderly through the platform. Non-profit organizations have relatively limited resources, and the use of smart elderly care platforms can improve the quality and efficiency of services.

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BUSINESS

Overview of Our Company

We focus on providing modern smart elderly care platform research and development and integrated solutions for the elderly care industry, and realize home-based elderly care services through our smart elderly care response platform system. On this basis, by further optimizing our software platform, deeply integrating cutting-edge means such as the Internet, the Internet of Things, big data, and artificial intelligence, we have established a core software and hardware R&D team, and proposed the concept of "mutual assistance in elderly care" to build a mutual assistance elderly care platform. By integrating elderly care resources, demand factors, third-party service providers, government supervision, elderly people living at home and guardians, we have established a new full-domain mutual assistance elderly care platform for home-based elderly people with dynamic perception, risk perception, intelligent disposal, door-to-door service and service supervision in all time and space, all scenarios, and all periods, so that the elderly can get the best elderly care service guarantee at the lowest elderly care cost.

At the same time, the mutual-aid elderly care response platform system is logged in and used through self-developed hardware, computers, tablets, and mobile phones, realizing real-time intercommunication of platforms, equipment, services, and supervision, real-time data collection, service supervision, service response, and help handling, from the clothing, food, housing, and transportation of the elderly living at home, to emergency assistance for medical treatment and rescue, from real-time health data of the elderly living at home, automatic generation of health records, generation of elderly safety protection codes, to real-time detection of water, smoke, and gas leaks of the elderly living at home and automatic disposal, to active detection of sudden coma and falls of the elderly living at home, or the service recipients access the global mutual-aid elderly care service response system through the simplest methods such as telephone, voice, and pull ropes to obtain emergency assistance and life help services, solving the obstacles of elderly care. At the same time, the Yizhihui Mutual-aid Elderly Care Platform opens the supervision port to government management departments for free, providing digital information support for the whole process control.

Our Mission

Yizhihui Technology adheres to the core concept of "technological innovation, service innovation, quality innovation, social responsibility, and win-win cooperation" and is committed to becoming a benchmark enterprise in the smart elderly care platform industry. We firmly believe that only by continuous innovation can we remain invincible in the fierce market competition. We are committed to allowing all elderly people to obtain higher elderly care security with the lowest cost, allowing the elderly to enjoy the convenience and benefits of "nursing homes at home", so that every elderly person has a 24-hour electronic nanny behind him, so that every elderly person can obtain the highest elderly care service guarantee at the lowest elderly care cost, and so that every elderly person living at home can get elderly care services and relief services beyond the traditional nursing homes.

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Our goals

1. To be the world's largest home-based elderly care service and assistance service platform;

2. To be the largest pre-hospital emergency system service provider;

3. To be the largest elderly care service platform;

4. To be the most complete home-based elderly care hardware integrator.

Solutions and Products

Yizhihui Elderly Care creates a truly comprehensive service platform for the entire industry chain of smart home-based elderly care, connecting the upstream and downstream industry chains, integrating third-party resources, and introducing a regulatory mechanism to provide 7*24h all-round order-based mutual-aid elderly care services for the elderly, provide employment and entrepreneurship platforms for young groups, and provide diversified service entities for third-party merchants. The mutual-aid elderly care service response system is logged in and used through self-developed hardware, computers, tablets, and mobile phones to achieve real-time intercommunication between platforms, equipment, services, and supervision, real-time data collection, service supervision, service response, and help-seeking disposal, from the food, clothing, housing, and transportation of home-based elderly care services, to emergency assistance for medical treatment and help-seeking, from instant access to real-time health data of home-based elderly care, automatic generation of health records, generation of Yizhihui's first elderly safety protection code, to real-time detection of water, smoke, and gas for home-based elderly care and automatic disposal, to active detection of sudden coma and fall of home-based elderly care, or service recipients access the global mutual-aid elderly care service response system in the simplest way such as telephone, voice, and pull rope.

The elderly care service response platform introduces third-party service providers to provide more than 300 life services for the elderly in the region, including housekeeping services, medical care, bathing assistance, agency services, etc., to meet the diversified needs of the elderly in their elderly care lives. At the same time, the Yizhihui elderly care platform opens the supervision port to the government management department for free, providing the region with: real-time monitoring of institutional elderly care, community elderly care, and home elderly care services, so as to supervise the elderly care in the entire region and provide digital information support for the whole process management and control, from the government's purchase of services for the bottom line and special groups, matching of service objects to door-to-door services, service processes, and service evaluations. Full-process monitoring and event archiving ensure the authenticity of service purchase and service execution.

Yizhihui's elderly care emergency rescue realizes the linkage effect of different ways of seeking help, multiple devices, and response platforms, as well as active alarms on the device side, alarm prompts on the family side, and alarms on the large screen of the response center. Through Yizhihui's whole-house life presence perception system, it cross-monitors and evaluates the life presence of the elderly, responds to personnel verification by phone, and rescue personnel verify on-site. After the situation is verified, timely on-site rescue is carried out to obtain golden rescue time for rescue and improve the efficiency of pre-hospital emergency rescue. It is the completion and extension of the pre-hospital emergency rescue system, and has built a complete home-based elderly care door-to-door service guarantee system.

Product Technology

Internet of Things Technology:

We connect various smart devices to achieve information interaction and collaborative work between devices. Through the Internet of Things technology, the elderly can remotely control the smart devices at home, and at the same time, their family members and elderly care service agencies can understand the living conditions of the elderly in real time.

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Artificial Intelligence:

The application of artificial intelligence in the field of smart elderly care covers many aspects such as health management, life care, emotional companionship, medical assistance, service management and emergency response, providing more comprehensive, convenient and efficient elderly care services for the elderly.

5G communication technology:

With the characteristics of high speed, low latency and large capacity, it provides more stable and fast network support for the smart elderly care platform. 5G technology can realize functions such as high-definition video calls and telemedicine, allowing the elderly to enjoy high-quality medical services at home.

Cloud computing technology:

Provide powerful computing and storage capabilities for the smart elderly care platform to ensure the stable operation of the platform and the security and reliability of data. Elderly care service agencies can store data in the cloud and access and manage it anytime and anywhere. At the same time, they can also analyze and process large amounts of data through cloud computing technology.

Production and quality control process

1. R&D and design

Demand research: Understand the elderly care needs and pain points of the elderly through market research, questionnaires, etc.

System design: Based on the survey results, design a smart elderly care service system, including hardware equipment (such as emergency call devices, safe guard codes, etc.) and software platforms.

Technical research and development: Establish a professional R&D team to carry out software and hardware research and development work to ensure the advancement and practicality of technology.

2. Production and manufacturing

Supplier selection: Cooperate with high-quality hardware manufacturers to ensure the quality and performance of production equipment.

Production monitoring: During the production process, implement strict quality monitoring measures to ensure that the products meet the design requirements and quality standards.

Testing and verification: Conduct comprehensive functional testing and performance verification of the produced hardware equipment to ensure its stability and reliability.

3. Quality control

Establish a quality management system: Develop detailed quality management processes and standards, covering every link from raw material procurement to finished product delivery.

Quality inspection: Set up a special quality inspection department to conduct regular or irregular quality inspections on products to ensure the stability and consistency of product quality.

Continuous improvement: According to market feedback and user needs, continuously optimize and improve products and services to improve user experience and satisfaction.

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2. Sales process

1. Market promotion

Brand promotion: Through a combination of online and offline methods, carry out brand promotion and promotion to improve brand awareness and reputation.

Channel expansion: Establish cooperative relationships with governments, communities, nursing homes, etc. to expand sales channels and service networks.

Event marketing: Organize various promotional activities and experience activities to attract potential customers to pay attention to and experience product services.

2. Customer service

Pre-sales consultation: Provide customers with professional pre-sales consulting services, answer customer questions, and help customers choose appropriate products and service solutions.

After-sales service: Establish a complete after-sales service system to provide customers with timely and professional after-sales service support and solve problems and difficulties encountered by customers during use.

Customer relationship management: Manage and analyze customer information through tools such as CRM systems to improve customer satisfaction and loyalty.

3. Data analysis and optimization

Data collection: Collect various types of data generated during the sales process, such as customer information, sales records, market feedback, etc.

Data analysis: Use data analysis tools and methods to conduct in-depth analysis and mining of collected data to discover market trends and changes in customer needs.

Strategy adjustment: According to the results of data analysis, timely adjust sales strategies and marketing plans, optimize product and service quality, and improve market competitiveness.

Core technologies

Yizhihui Elderly Care Platform has a number of core technologies, including emergency rescue response technology, life presence perception system, health monitoring and management, life services and convenient interaction, information and intelligent construction technology, and mutual assistance elderly care platform.

Emergency rescue response technology

Emergency call system:

The system integrates emergency help buttons, voice, and pull ropes. When the elderly encounter emergencies, they only need to press one button (voice, button, pull rope) to access emergency contacts and call response centers, implement emergency rescue, and strive for golden rescue time. This rapid response mechanism is crucial to protecting the lives of the elderly.

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1. Life presence perception system

Through the smart devices installed in the elderly’s homes, cross-monitoring and evaluation analysis can monitor the elderly’s vital signs in real time, such as heart rate, breathing, etc. Once an abnormal situation is detected, the system will automatically alarm and notify relevant personnel to handle it. This technology provides additional safety for elderly people who live alone or have difficulty in moving.

2. Health monitoring and management technology

Smart health monitoring equipment:

Including blood pressure monitors, blood glucose meters, uric acid meters, etc. These devices can be linked with the platform to upload the elderly’s health data in real time. Family members and guardians can check the health status of the elderly at any time through the platform so that they can take appropriate measures in time.

3. Big data analysis and risk warning

The platform uses big data technology to analyze the health data of the elderly, predict potential health risks, and issue warnings in advance. This helps the elderly and their families to prepare for the response in advance and reduce the risk of accidents.

4. Life service and convenient interactive technology

Home-based elderly care service call:

Through smart terminals, mini-programs, smart devices, etc., it not only has emergency call functions, but also integrates life service demand response functions. The elderly can get life services such as buying groceries, shopping, and door-to-door delivery through smart terminals, mini-programs, phones, etc. with one click (button, voice), which greatly facilitates the lives of the elderly.

Aging-friendly product design:

The platform pays attention to the aging-friendly design of the product to ensure that all operations are simple and convenient for the elderly. For example, the layout of the buttons on the pager is reasonable, and the font is clear and easy to read, which makes it convenient for the elderly to quickly find the required functions.

5. Information and intelligent construction technology

Cloud computing and artificial intelligence:

The platform is built on cloud computing and artificial intelligence technology to achieve efficient data processing and intelligent analysis. Through machine learning algorithms, the platform can continuously optimize service processes and service quality to improve user experience.

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Information construction:

The platform has established a complete information construction system, including data collection, storage, transmission and application. This helps to achieve full tracking and supervision of elderly care services and ensure service quality and safety.

6. Mutual assistance elderly care and resource sharing technology

Mutual assistance elderly care model:

The platform innovatively proposed the concept of "mutual assistance elderly care" and encouraged all social forces to participate in elderly care services. By integrating social resources and sharing high-quality elderly care service resources, the platform has achieved comprehensive coverage and effective supply of elderly care services.

Government supervision port:

The platform has a government supervision port, through which government departments can conduct real-time supervision and management of elderly care services. This helps to ensure the standardization and transparency of elderly care services and improve service quality and efficiency.

Intellectual Property

Our patents, copyrights, trademarks, trade secrets, domain names and other intellectual property are important to our business. We rely on intellectual property laws and contractual arrangements with our key employees and others to protect our intellectual property rights. Despite these measures, we cannot assure you that we will be able to prevent unauthorized use of our intellectual property, which would adversely affect our business. We continually review our research and development efforts to assess the existence and patentability of new intellectual property and we intend to pursue additional intellectual property protection to the extent we believe it would be beneficial and cost-effective.

As of the date of the prospectus, we own 12 registered software copyrights, 3 registered drawing copyrights, 7 registered trademarks and 4 registered domain names. Our patents and copyrights are focused on elderly care IT solutions and data processing. Our patents and copyrights are essential to our technology. Our trademarks and domains are critical to our reputation, brand recognition, and marketing activities.

Our Sales

Our Sales Channel

1. Government-enterprise cooperation:

The government improves the efficiency, quality, and supervision of services by purchasing and using smart platforms; Yizhihui Technology opens free ports for government supervision to realize digital supervision of elderly care services, data analysis and processing, etc. At present, Yizhihui Technology has cooperated with the governance platform of the Political and Legal Committee of Guizhou Province to achieve technical connection and connection between equipment and systems, and provide emergency assistance and safety protection for people living at home.

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2. Online channels:

Official website and mobile application:

Establish professional official website and mobile application to display the functions, service content, product advantages and other information of the platform. Users can learn details, consult, purchase services or products through websites and applications. For example, some smart elderly care platforms will provide online appointment nursing services, health management consultation and other functions, so that the elderly and their families can get services anytime and anywhere.

Social media marketing:

Use social media platforms for promotion. Publish content about smart elderly care services, such as health knowledge popularization, case sharing, preferential activities, etc., to attract users' attention and interaction. At the same time, actively communicate and exchange with users, respond to users' questions and feedback in a timely manner, and improve users' awareness and favorability of the brand.

Cooperation with e-commerce platforms:

Open stores on some well-known e-commerce platforms to sell hardware equipment, auxiliary tools and other products related to smart elderly care. Through the traffic and user resources of e-commerce platforms, expand the sales scope of products and improve brand awareness.

3. Offline channels:

Community promotion:

Cooperate with community streets, go deep into communities where the elderly gather, carry out publicity activities, provide free consultation and services, etc. Establish a good cooperative relationship with the community, promote the smart elderly care service platform to residents through the community, and improve the brand's visibility and reputation in the community. For example, hold health lectures, health courses, cultural and entertainment activities, etc., so that the elderly can experience the platform's services in person.

Cooperation with medical institutions:

Establish cooperative relationships with medical institutions such as hospitals and clinics to achieve resource sharing and mutual benefit and win-win results. Medical institutions can recommend smart elderly care service platforms to patients, and the platform can provide follow-up elderly care services for patients in medical institutions, such as rehabilitation training guidance, telemedicine services, etc.

Participate in industry exhibitions and conferences:

Actively participate in exhibitions, conferences and other activities in the elderly care service industry, and communicate and cooperate with enterprises, experts and potential customers in the same industry. Show the company's latest products and technologies at the exhibition, expand business channels, and enhance the company's visibility and influence.

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4. City partners:

Develop national city partners:

Recruit city partners nationwide to be responsible for local market exploration and offline service work. Use its own resources and channel advantages to quickly expand the market.

5. Partnership channels:

Cooperation with elderly care institutions:

Establish cooperative relationships with elderly care institutions such as nursing homes and community elderly care service centers, and provide institutions with smart elderly care solutions, including smart devices, management platforms, service support, etc. Through cooperation, we can achieve optimal allocation and efficient use of resources and provide better elderly care services for the elderly.

Cooperation with other related companies:

Establish partnerships with other related companies such as insurance companies, real estate companies, and technology companies. For example, cooperate with insurance companies to launch insurance products for the elderly, cooperate with real estate companies to develop elderly-friendly residential projects, and cooperate with technology companies to develop smart elderly care technologies and products. Through cooperation, we can expand business areas and improve the comprehensiveness and competitiveness of services.

6. Customer Service and Support:

Provide high-quality customer service:

Establish a professional customer service team to provide 7×24 hours of service support. Respond to users' inquiries and questions in a timely manner and provide solutions to ensure that users are smooth and satisfied during use.

Set up a customer service hotline or online support platform:

It is convenient for users to get help and support at any time. At the same time, collect user feedback and suggestions through the hotline or online platform to continuously improve the quality of products and services.

Regular customer care and return visits:

Regularly send caring emails or text messages to users to inquire about product usage and feelings. For user feedback and suggestions, timely process and improve them to enhance customer satisfaction and loyalty.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Name	Age	Position/Title
HAIFENG HE		Chief Executive Officer and Chairman of Board of Directors

CHUNYAN YANG		Chief Financial Officer and Director

ZHIZHEN YAN		Director

TONG WANG		Director

Haifeng He is the chairman of the board and CEO of YIZHIHUI TECHNOLOGY ELDERLY CARE GROUP CO., LTD. He holds a master's degree in business administration and is an academic member of the Advertising Association. Haifeng He is the founder of the Mutual Aid Elderly Care Alliance platform and the founder of home-based elderly care, and has more than 30 years of corporate management experience.

Chunyan Yang is a director of YIZHIHUI TECHNOLOGY ELDERLY CARE GROUP CO., LTD. In 2014, she served as the business director of the foreign trade company. From 2020 to 2022, she served as the health care director and assistant to the general manager of the elderly care company. In 2023, she participated in the establishment of Yizhihui Company and served as the company's director and assistant to the general manager, responsible for the company's administrative section and assisting the founder in managing the company's daily affairs.

Zhizhen Yan is the director of YIZHIHUI TECHNOLOGY ELDERLY CARE GROUP CO., LTD. She started running a labor service company in 2000 and has invested in hotels and supermarkets. She is one of the company's founding shareholders and participated in the initial R&D and investment of the project.

Tong Wang is the director of YIZHIHUI TECHNOLOGY ELDERLY CARE GROUP CO., LTD. He has been engaged in research on the elderly care industry for a long time and participated in the establishment of Yizhihui Company in 2023.

Family Relationships

None of the directors, director appointees, or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Duties of Directors

Our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. In certain limited exception circumstances, a shareholder has the right to seek damages in our name if a duty owed by our directors is breached.

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Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●     convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

●     declaring dividends and distributions;

●     appointing officers and determining the term of office of officers;

●     exercising the borrowing powers of our company and mortgaging the property of our company; and

●     approving the transfer of shares of our company, including the registering of such shares in our share register.

Board of Directors

Our board of directors will consist of five directors upon the SEC’ s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part, three of whom are independent directors within the meaning of Nasdaq Marketplace Rule 5605(a)(2) and Rule 10A-3 under the Exchange Act.

Subject to the Nasdaq rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract or transaction notwithstanding that he may be interested therein provided that the nature of the interest of any director in such contract or transaction shall be disclosed by him or her at or prior to its consideration and any vote on that matter, and if he or she does so his or her vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or transaction is considered. Our board of directors may exercise all the powers of the company to borrow money, mortgage or charge its undertaking, property and uncalled capital, and issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service as a director.

Board Committees

Prior to the completion of this offering, we intend to establish an audit committee, a compensation committee and a nomination and corporate governance committee under our board of directors. We intend to adopt a charter for each of the committees prior to the completion of this offering. Each committee’s members and functions are described below.

Audit Committee

The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

•     appointing or removing the independent auditor and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditor;

•     setting clear hiring policies for employees or former employees of the independent auditor;

•     reviewing with the independent auditor any audit problems or difficulties and management’s response;

•     reviewing and approving all related-party transactions;

•     discussing the annual audited financial statements with management and the independent auditor;

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•     discussing with management and the independent auditor major issues regarding accounting principles and financial statement presentations;

•     reviewing analyzes or other written communications prepared by management or the independent auditor relating to significant financial reporting issues and judgments made in connection with the preparation of the financial statements;

•     reviewing with management and the independent auditor the effect of key transactions, related-party transactions and off-balance sheet transactions and structures;

•     reviewing with management and the independent auditor the effect of regulatory and accounting initiatives;

•     reviewing policies with respect to risk assessment and risk management;

•     reviewing our disclosure controls and procedures and internal control over financial reporting;

•     reviewing reports from the independent auditor regarding all critical accounting policies and practices to be used by our company;

•     establishing procedures for the receipt, retention and treatment of complaints we received regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•     periodically reviewing and reassessing the adequacy of our audit committee charter;

•     evaluating the performance, responsibilities, budget and staffing of our internal audit function and reviewing and approving the internal audit plan; and

•     reporting regularly to the board of directors.

Compensation Committee

Our compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our executive officers. The compensation committee is responsible for, among other things:

•     reviewing and approving, or recommending to the board for its approval, the compensation of our executive officers;

•     reviewing and evaluating our executive compensation and benefits policies generally;

•     in consultation with our chief executive officer, periodically reviewing our management succession planning;

•     reporting to our board of directors periodically;

•     evaluating its own performance and reporting to our board of directors on such evaluation;

•     periodically reviewing and assessing the adequacy of the compensation committee charter and recommending any proposed changes to our board of directors; and

•     selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nomination and Corporate Governance Committee

The nomination and corporate governance committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nomination and corporate governance committee is responsible for, among other things:

•     identifying and recommending to the board of directors qualified individuals for membership on the board of directors and its committees;

•     evaluating, at least annually, its own performance and reporting to the board of directors on such evaluation;

•     leading our board of directors in a self-evaluation to determine whether it and its committees are functioning effectively;

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•     reviewing the evaluations prepared by each board committee of such committee’s performance and considering any recommendations for proposed changes to our board of directors;

•     reviewing and approving compensation (including equity-based compensation) for our directors;

•     overseeing compliance with the corporate governance guidelines and code of business conduct and ethics and reporting on such compliance to the board of directors; and

•     reviewing and assessing periodically the adequacy of its charter and recommending any proposed changes to the board of directors for approval.

Corporate Governance

Our board of directors has adopted a code of business conducts and ethics, which is applicable to all of our directors, officers, employees and advisors. We will make our code of business conducts and ethics publicly available on our website. In addition, our board of directors has adopted a set of corporate governance guidelines. The guidelines reflect certain guiding principles with respect to our board’s structure, procedures and committees. The guidelines are not intended to change or interpret any law, or our memorandum and articles of association, as amended from time to time. The code of business conducts and ethics and corporate governance guidelines all become effective upon completion of this offering.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers for a specified time period providing that the agreements are terminable for cause at any time. The terms of these agreement are substantially similar to each other. A senior executive officer may terminate his or her employment at any time by 30-day prior written notice. We may terminate the executive officer’s employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

Each executive officer has agreed to hold in strict confidence and not to use, except for the benefit of our company, any proprietary information, technical data, trade secrets and know-how of our company or the confidential or proprietary information of any third party, including our subsidiaries and our clients, received by our company. Each of these executive officers has also agreed to be bound by noncompetition and non-solicitation restrictions during the term of his or her employment and typically for two years following the last date of employment.

We expect to enter into indemnification agreements with our directors and executive officers, pursuant to which we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Foreign Private Issuer Exemption

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;
●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and
●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.
We intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, which permit us to follow certain corporate governance rules that conform to the Cayman requirements in lieu of many of the Nasdaqcorporate governance rules applicable to U.S. companies. As a result, our corporate governance practices may differ from those you might otherwise expect from a U.S. company listed on Nasdaq.

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PRINCIPAL SHAREHOLDERS

The following table sets forth the beneficial ownership of our common stock (i) as of and (ii) immediately following this offering, as adjusted to reflect the sale of shares of common stock by us, in each case, by the following individuals or groups:

●	each of our directors;
●	each of our named executive officers;
●	all of our directors and executive officers as a group; and
●	each person, or group of affiliated persons, who is known by us to beneficially own more than 1% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities, or have the right to acquire such powers within 60 days. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before                 , 2024, which is 60 days after                 , 2024. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

	Ordinary Shares Beneficially Owned Prior to This Offering
	Number	%

HAIFENG HE	4,700,000	47.00%

ZHIZHEN YAN	4,500,000	45.00%

CAIAN WANG	500,000	5.00%

CHUNYAN YANG	300,000	3.00%

All executive officers, continuing directors and director nominees as a group (4 persons)	10,000,000	100%

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DESCRIPTION OF CAPITAL STOCK

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to the YIZHIHUI TECHNOLOGY ELDERLY CARE GROUP CO., LTD. Certificate of Incorporation, as amended and Amended and Restated Bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the Companies Act of UNITED KINGDOM.

Authorized Capitalization

Our authorized capital stock will consist of 1,000,000,000 shares of common stock, par value $0.0001 per share. All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and nonassessable.

Common Stock

Outstanding Shares

As of March 10, 2024, there were 10,000,000 shares of common stock outstanding, held by 4 stockholders of record.

Our Memorandum and Articles of Association

The following are summaries of the material provisions of our amended and restated memorandum and articles of association and the Companies Act, insofar as they relate to the material terms of our Ordinary Shares. They do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

Meetings of Shareholders

The directors may convene a meeting of shareholders whenever they think necessary or desirable. We must provide notice counting from the date service is deemed to take place, stating the place, the day and the hour of the general meeting and, in the case of special business, the general nature of that business, to such persons who are entitled to receive such notices from the Company. Our board of directors must convene a general meeting upon the written requisition of one or more shareholders entitled to attend and vote at general meeting of the Company holding not less than 10% of the paid up voting share capital of the Company in respect to the matter for which the meeting is requested.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. One or more shareholders present in person or by proxy holding in aggregate at least a majority of the paid up voting share capital of the Company shall be a quorum. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present and entitled to vote shall be a quorum. At every meeting, the shareholders present shall choose someone of their number to be the chairman.

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A corporation that is a shareholder shall be deemed for the purpose of our amended and restated memorandum and articles of association to be present at a general meeting in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meetings of Directors

The business of our company is managed by the directors. Our directors are free to meet at such times and in such manner and places within or outside the United Kingdom as the directors determine to be necessary or desirable. The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed, if there be more than two directors shall be two, and if there are two or less Directors shall be one. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Winding Up

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the paid up capital at the commencement of the winding up, the excess shall be distributable among those shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively. If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Companies Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not), and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

The liquidator may also vest the whole or any part of these assets in trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least one month prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by an ordinary resolution of our shareholders. The Companies Act and our amended and restated memorandum and articles of association permits us to purchase our own shares, subject to certain restrictions and requirements. Subject to the Companies Act, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the U.S. Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed, we may purchase our own shares (including any redeemable shares) on such terms and in such manner as been approved by the directors or by an ordinary resolution of our shareholders. Under the Companies Act, the repurchase of any share may be paid out of our Company’s profits, or out of the share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be repurchased (1) unless it is fully paid up, and (2) if such repurchase would result in there being no shares outstanding other than shares held as treasury shares. The repurchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to the Company’s articles of association. If the articles do not authorize the manner and terms of the purchase, a company shall not repurchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of the company. In addition, under the Companies Act and our amended and restated memorandum and articles of association, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

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As filed with the Securities and Exchange Commission on November   , 2024.

Registration No. 333-[•]

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any class of our shares may (unless otherwise provided by the terms of issue of the shares of that class) be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by at least a two-thirds majority of holders of shares of that class as may be present in person or by proxy at a separate general meeting of the holders of shares of that class.

Objects of Our Company

Under our post-offering Amended and Restated Memorandum and Articles of Association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares

Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our post-offering Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

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As filed with the Securities and Exchange Commission on November   , 2024.

Registration No. 333-[•]

Voting Rights

Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by:

●     the chairperson of such meeting;

●     by at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;

●     by shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

●     by shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our post-offering Amended and Restated Memorandum and Articles of Association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders

Our post-offering Amended and Restated Memorandum and Articles of Association provide that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. General meetings, including annual general meetings, may be held at such times and in any location in the world as may be determined by the Board. A general meeting or any class meeting may also be held by means of such telephone, electronic or other communication facilities as to permit all persons participating in the meeting to communicate with each other, and participation in such a meeting constitutes presence at such meeting.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering Amended and Restated Memorandum and Articles of Association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our post-offering Amended and Restated Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by our board of directors. Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

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Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●     the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●     the instrument of transfer is in respect of only one class of ordinary shares;

●     the instrument of transfer is properly stamped, if required;

●     in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●     a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation

On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

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As filed with the Securities and Exchange Commission on November   , 2024.

Registration No. 333-[•]

Variations of Rights of Shares

Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares

Our post-offering Amended and Restated Memorandum and Articles of Association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our post-offering Amended and Restated Memorandum and Articles of Association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●     the designation of the series;

●     the number of shares of the series;

●     the dividend rights, dividend rates, conversion rights and voting rights; and

●     the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records

Holders of our ordinary shares will have no general right to inspect or obtain copies of our list of shareholders or our corporate records. However, our post-offering Amended and Restated Memorandum and Articles of Association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

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Registration No. 333-[•]

Anti-Takeover Provisions. Some provisions of our post-offering Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●     authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

●     limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our post-offering Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

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As filed with the Securities and Exchange Commission on November   , 2024.

Registration No. 333-[•]

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have Ordinary Shares outstanding assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares. Of that amount, Ordinary Shares will be publicly held by investors participating in this offering, and Ordinary Shares will be held by our existing shareholders, some of whom may be our “affiliates” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer. Prior to this offering, there has been no public market for our Ordinary Shares. While we intend to list the Ordinary Shares on the Nasdaq Capital market, we cannot assure you that a regular trading market will develop in our Ordinary Shares.

Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our ordinary share, including ordinary share issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our ordinary share and our ability to raise equity capital in the future.

All of the ordinary shares sold in the offering will be freely transferable by persons other than our “affiliates” in the United States without restriction or further registration under the Securities Act. Ordinary shares purchased by one of our “affiliates” may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The ordinary share held by existing shareholders are, and any ordinary share issuable upon exercise of options outstanding following the completion of this offering will be, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Lock-Up Agreements

Our directors, executive officers and shareholders have agreed, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares or such other securities for a period of 6 months after the date of this prospectus, without the prior written consent of the presentative. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See “Underwriting.”

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

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Our affiliates are subject to additional restrictions under Rule 144. Our affiliates may only sell a number of restricted shares within any three-month period that does not exceed the greater of the following:

●     1% of the then outstanding Ordinary Shares, which will equal approximately Ordinary Shares immediately after this offering; or

●     the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Ordinary Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL MATTERS RELATING TO SHARE TRANSFER RESTRICTIONS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE PARTICULAR SECURITIES LAWS AND TRANSFER RESTRICTION CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON SHARES OR THE COMMON SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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As filed with the Securities and Exchange Commission on November   , 2024.

Registration No. 333-[•]

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

This section describes the material U.S. federal income and estate tax consequences of the ownership and disposition of shares of common stock by a non-U.S. holder. You are a non-U.S. holder if you are a beneficial owner of shares of our common stock and you are, for U.S. federal income tax purposes:

●	a nonresident alien individual,
●	a foreign corporation, or
●	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from stock.

This section does not consider the specific facts and circumstances that may be relevant to a particular non-U.S. holder and does not address the Medicare tax on net investment income or the treatment of a non-U.S. holder under the laws of any state, local or foreign taxing jurisdiction. In addition, this section addresses only shares of our common stock that are held as capital assets for U.S. federal income tax purposes (generally, property held for investment). This section is based on the tax laws of the United States, including the Internal Revenue Code (the “Code”), existing and proposed regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes holding our common stock should consult its tax advisors with regard to the U.S. federal income tax treatment of the ownership and disposition of our common stock.

You should consult a tax advisor regarding the U.S. federal tax consequences of acquiring, holding and disposing of common stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.

Dividends

We currently do not anticipate paying any dividends with respect to our common stock. However, if we make a distribution of cash or other property (other than certain distributions of our common stock) in respect of our common stock, the distribution generally will be treated as a dividend to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits will generally be treated first as a tax-free return of capital, on a share-by-share basis, to the extent of your tax basis in our common stock (and will reduce your basis in such common stock), and, to the extent such portion exceeds your tax basis in our common stock, the excess will be treated as gain from the taxable disposition of the common stock, the tax treatment of which is discussed below under “—Gain on Disposition of Common Stock.”

Except as described below, dividends paid to you on common stock are subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, the withholding agent will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to the withholding agent:

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Except as described below, dividends paid to you on common stock are subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, the withholding agent will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to the withholding agent:

●	a valid U.S. Internal Revenue Service (“IRS”) Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-U.S. person and your entitlement to the lower treaty rate with respect to such payments, or

●	in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of U.S. withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, withholding agents are generally not required to withhold tax from the dividends, provided that you have furnished to the withholding agent a valid IRS Form W-8ECI or an acceptable substitute form upon which you certify under penalties of perjury that:

●	you are a non-U.S. person, and

●	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed on a net income basis at rates applicable to U.S. citizens, resident aliens and domestic U.S. corporations.

If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of Common Stock

You generally will not be subject to U.S. federal income tax on gain that you recognize on the sale or other disposition of our common stock unless:

●	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting the holder to U.S. taxation on a net income basis;

●	you are an individual, you are present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions exist; or

●	we are or have been a “U.S. real property holding corporation” (as described below), at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, you are not eligible for a treaty exemption, and either (i) our common stock is not regularly traded on an established securities market (such as The NASDAQ) during the calendar year in which the disposition occurs or (ii) you owned or are deemed to have owned, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, more than 5% of our common stock.

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If the gain from the disposition of shares of our common stock is effectively connected with your conduct of a trade or business in the United States (and, if required by a tax treaty, the gain is attributable to a permanent establishment that you maintain in the United States), you will be subject to tax on the net gain derived from the disposition at rates applicable to U.S. citizens, resident aliens and domestic U.S. corporations. If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. If you are an individual non-U.S. holder described in the second bullet point immediately above, you will be subject to a flat 30% tax (unless an applicable income tax treaty provides otherwise) on the gain derived from the disposition, which may be offset by U.S. source capital losses, even though you are not considered a resident of the United States.

We will be a U.S. real property holding corporation if, on any applicable determination date, the fair market value of our “U.S. real property interests,” as defined in the Code and applicable U.S. Treasury regulations, equals or exceeds 50% of the aggregate fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. As discussed above, however, even if we are or become a U.S. real property holding corporation, you will not be subject to U.S. federal income tax on any gain that you recognize on the sale or other disposition of our common stock by reason of our status as a U.S. real property holding corporation, provided that (i) our common stock is regularly traded on an established securities market (such as The NASDAQ) during the calendar year in which the disposition occurs and (ii) you have not owned or have been deemed to have owned, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, more than 5% of our common stock. If, however, you are subject to U.S. federal income tax on any gain that you recognize on the sale or other disposition of our common stock by reason of our status as a U.S. real property holding corporation (i.e., the requirements in the proviso in the preceding sentence are not satisfied), such gain would generally be subject to U.S. federal income tax (but not branch profits tax) in the same manner as “effectively connected” gain discussed above, and a 15% withholding tax may apply to the gross proceeds from such disposition (but not if our common stock is regularly traded on an established securities market).

FATCA Withholding

Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of dividends that you receive in respect of our common stock could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold our common stock through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

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Federal Estate Taxes

If you hold our common stock at the time of your death, it will be included in your gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

We and other payors are required to report payments of dividends on our common stock on IRS Form 1042-S even if the payments are exempt from withholding. You are otherwise generally exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of our common stock effected at a U.S. office of a broker provided that either (i) you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-U.S. person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of our common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

Any amounts withheld under the backup withholding rules will generally be allowed as a credit against your U.S. federal income tax liability (if any), and you generally will be entitled to a refund of any amounts withheld that exceed your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

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UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with      , as representative of the Underwriters, or the Representative, in this offering. The Representative may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this offering. The Underwriters will be agreed to purchase from us, on a firm commitment basis, the number of ordinary shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriters	Number of Shares

Total

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by its counsel and to other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such Ordinary Shares are taken. However, the underwriters are not required to take or pay for the Ordinary Shares covered by the Representative’s option to purchase additional Ordinary Shares described below.

Fees, Commissions and Expense Reimbursement

We will pay the Underwriter a discount equivalent to seven percent (7%) of the gross proceeds of this offering. The Underwriter proposes initially to offer the ordinary shares to the public at the offering price set forth on the cover page of this prospectus and to dealers at those prices less the aforesaid fee (“underwriting discount”) set forth on the cover page of this prospectus. If all of the ordinary shares offered by us are not sold at the offering price, the Underwriter may change the offering price and other selling terms by means of a supplement to this prospectus

The following table shows the underwriting fees/commission payable to the Underwriter with this offering:

Per Ordinary Share
Public offering price
Underwriting fees and commissions (7%)
Proceeds, before expenses, to us

In addition to the cash commission, we will also reimburse the Underwriter for accountable out-of-pocket expenses not to exceed $           . Such accountable out-of-pocket expenses include no more than $           in Underwriter’s legal counsel fees, due diligence and other like expenses not to exceed $           and road show, travel, on-boarding fees and other reasonable out-of-pocket accountable expenses not to exceed $           , background checks expenses not to exceed $           , and DTC eligibility fees and expenses not to exceed $           . We have paid to $ in accountable expenses as of the date hereof, which will be refundable to us to the extent actually not incurred by the Underwriter in accordance with FINRA Rule 5110(f)(2)(C).

We estimate that the total expenses payable by us in connection with the offering, other than the underwriting fees and commissions, will be approximately $.

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We are discussing the offering with some underwriters. As of the date of this prospectus, we have not yet determined that the underwriters have entered into an underwriting agreement. The underwriting data used below is derived from industry practice and normal fees, which will not be formally recognized until an underwriting agreement is reached. The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement.

Lock-Up Agreements

Each of our directors, executive officers, and principal shareholders (5% or more shareholders) of our Ordinary Shares has also entered into a similar lock-up agreement for a period of six (6) months from the effective date of this registration statement of which this prospectus forms a part, subject to certain exceptions, with respect to our Ordinary Shares and securities that are substantially similar to our Ordinary Shares.

Pricing of the Offering

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. The initial public offering price of the Ordinary Shares has been negotiated between us and the underwriters. Among the factors considered in determining the initial public offering price of the Ordinary Shares, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Offer, Sale, and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to its online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

●	may not engage in any stabilization activity in connection with our securities; and
●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Selling Restrictions Outside the United States

No action may be taken in any jurisdiction other than the United States that would permit a public offering of our Ordinary Shares or the possession, circulation, or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

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Australia. This document has not been lodged with the Australian Securities & Investments Commission and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a)       you confirm and warrant that you are either:

(i)       “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act 2001 (Cth) of Australia, or the Corporations Act;

(ii)       “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii)       person associated with the company under section 708(12) of the Corporations Act; or

(iv)       “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act;

and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this document is void and incapable of acceptance; and

(b)       you warrant and agree that you will not offer any of the Ordinary Shares issued to you pursuant to this document for resale in Australia within 12 months of those Ordinary Shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Canada.  The Ordinary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted customers, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Ordinary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

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Cayman Islands. This prospectus does not constitute an invitation or offer to the public in the Cayman Islands of the Ordinary Shares, whether by way of sale or subscription. The underwriters have not offered or sold, and will not offer or sell, directly or indirectly, any Ordinary Shares in the Cayman Islands.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State unless the prospectus has been approved by the competent authority in such Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

●	by the underwriters to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of shares shall result in a requirement for the publication by us or any representative of a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

 Any person making or intending to make any offer of shares within the EEA should only do so in circumstances in which no obligation arises for us or the underwriters to produce a prospectus for such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriters which constitute the final offering of shares contemplated in this prospectus.

For the purposes of this provision, and your representation below, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

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Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offer of shares contemplated by this prospectus will be deemed to have represented, warranted and agreed to and with us and the underwriters that:

●	it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

●	in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Hong Kong. The Ordinary Shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Malaysia. The shares have not been and may not be approved by the securities commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

Japan. The Ordinary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and Ordinary Shares will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

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People’s Republic of China. This prospectus has not been and will not be circulated or distributed in the PRC, and Ordinary Shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.

Singapore. This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our Ordinary Shares may not be circulated or distributed, nor may our Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where our Ordinary Shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Ordinary Shares under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

Taiwan The Ordinary Shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing, or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Ordinary Shares in Taiwan.

United Kingdom. An offer of the Ordinary Shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

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An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriters in relation to the shares must be complied with in, from or otherwise involving the United Kingdom.

Socialist Republic of Vietnam. This document has not been and will not be registered or filed with, or approved by, and the shares have not been and will not be registered or filed with, or approved by, the State Securities Commission of Vietnam pursuant to securities laws of Vietnam and may not be offered or sold in Vietnam through a public offering or in circumstances which constitute an offer within the meaning of the securities laws of Vietnam.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 (including the exhibits, schedules and amendments to the registration statement) under the Securities Act with respect to the shares of our common stock offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to us and the shares of our common stock to be sold in this offering, we refer you to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other documents to which we make reference are not necessarily complete. In each instance, we refer you to the copy of such contract, agreement or other document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov. The information we file with the SEC or contained on or accessible through our corporate web site or any other web site that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You may read and copy this information at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an internet site that contains periodic and current reports, information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

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INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

YIZHIHUI TECHNOLOGY ELDERLY CARE GROUP CO., LTD AND SUBSIDIARIES

TABLE OF CONTENTS

Consolidated Financial Statements

Unaudited Condensed Consolidated Balance Sheets as of December 31, 2023	70

Unaudited Condensed Consolidated Statements of Income and Comprehensive Income for the Fiscal Years Ended December 31, 2023	71

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YIZHIHUI TECHNOLOGY ELDERLY CARE GROUP CO., LTD AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

September 30, 2024
Assets
Current assets:
Cash and cash equivalents	83,630
Accounts receivable, net	0
Prepaid expenses	324
Other receivables	732
Inventories	109
Total current assets	84,795

Non-current assets:
Property, plant and equipment, net	3,591,496
Total non-current assets	3,591,496
Total assets	3,676,291

Liabilities
Current liabilities:
Taxes payable	4,451
Accounts payable	0
Short term loan	0
Salary and welfare payable	3,006
Prepayments	91,226
Other payables	202,537
Total current liabilities	301,220

Non-Current Liabilities
Long-term payables	0
Total non-current liabilities	0
TOTAL LIABILITIES	301,220

Shareholders’ equity
Ordinary shares	1,705,000
Additional paid in capital	1,703,511
Accumulated other comprehensive income (loss)	-33,440
Total shareholders’ equity	3,375,071
Total liabilities and shareholders’ equity	3,676,291

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YIZHIHUI TECHNOLOGY ELDERLY CARE GROUP CO., LTD AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

September 30, 2024
REVENUES	168,929
COST OF REVENUES	82
GROSS PROFIT	168,929

OPERATING EXPENSES
Selling, general and administrative	187,727
Other expense	91,911
INCOME (LOSS) FORM OPERATIONS	279,638

OTHER INCOME (EXPENSE)
Other income	0
Other expenses	0

INCOME BEFORE INCOME TAX EXPENSE	-110,791
INCOME TAX EXPENSE	0
NET INCOME	-110,791

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INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 1 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom on November 15, 2024.

YIZHIHUI TECHNOLOGY ELDERLY CARE GROUP CO., LTD

By:	/s/ HAIFENG HE
Name: HAIFENG HE
Title: Chief Executive Officer and Chairman of Board of Directors

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